UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2018

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 6 and 8 are not applicable and therefore omitted.
ITEM 7.01    REGULATION FD DISCLOSURE.

As previously reported, on July 6, 2018, Qumu Corporation (the “Company”) received approximately $9,678,000 from the closing proceeds in payment for its shares of BriefCam Ltd. The Company expects to incur approximately $40,000 in federal and state tax on the gain on the sale of its shares of BriefCam, resulting in estimated net proceeds of approximately $9,638,000.

On July 18, 2018, the Company announced by a press release attached as Exhibit 99.1 that the Company intends to use a portion of the net proceeds from the sale of its investment in BriefCam to prepay $6,000,000 in principal and $500,000 in related interest on the term loan from ESW Holdings, Inc. The prepayment is expected to be made on or before August 1, 2018. Under the term loan credit agreement, a voluntary prepayment by the Company of the loan to ESW Holdings Inc. using the net proceeds received from the disposition of the Company’s investment in BriefCam will not trigger a prepayment fee.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on July 18, 2018 by Qumu Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: July 18, 2018